FOR IMMEDIATE RELEASE
Please Contact:	Banyan Corporation (800) 808-0899	PRESS RELEASE
Investor Relations: (877) 980-3114
E-mail: mgelmon@telusplanet.net
www.ChiropracticUSA.net
www.Banyancorp.com

BANYAN EXTENDS CONTRACT WITH TRADEWAY COMMUNICATIONS

Both Banyan and Chiropractic USA Report Record Six-month Revenues

LOS ANGELES, Calif. (September 10, 2003) - Banyan Corporation (OTC BB: BANY) on September 10, 2003, extended its business relationship with Tradeway Communications after a one-month trial.

Banyan Chief Executive Officer Michael Gelmon said, “While we’re making great strides in our corporate business plan, we always have to be cognoscente of the fact that we are a publicly traded company with a large shareholder base and many hundreds of thousands of potential investors. Tradeway Communications has done an excellent job at bringing awareness of our great strides to the public.”

Tradeway Communications, formerly Investment Strategies is an investor relations company that deals only with high-potential, emerging markets. Banyan Corporation is an excellent example. For the six-month period, ending June 30, 2003, Banyan Corporation had a positive cash flow and record revenues of $1,012,804. Chiropractic USA, a Banyan subsidiary, had a record net income of $306,831 for the same six-month period.

Banyon President Cory Gelmon stated, “What is truly exciting is that these revenues do not reflect our franchise royalty streams which began September 1st. It appears that we are positioned for record-breaking results, routinely in the near future.”

For more information about Chiropractic USA, please visit the Chiropractic USA Web site at www.ChiropracticUSA.net or call Banyan Corporation Investor Relations toll free at (877) 980-3114.

About Chiropractic USA, Inc.

Chiropractic USA, a subsidiary of Banyan Corporation, was founded in 2001 to establish a national franchise brand in the chiropractic industry. Banyan President Cory Gelmon and Banyan Chief Executive Officer Michael Gelmon are franchise lawyers who founded Domino’s Pizza of Canada Ltd. In early 2003, chiropractic coaches Dr. CJ Mertz of Team WLP and Dr. Dennis Nikitow of Certainty Products joined the Chiropractic USA Management Team. Chiropractic USA embarked on its plan in July 2002 by acquiring a chain of chiropractic clinics in Louisiana to serve as the Chiropractic USA flagship.

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About Banyan Corporation

Banyan Corporation is a publicly traded holding company focused on investing in and building a network of operating subsidiaries engaged in various innovative businesses. Currently the company’s subsidiary, Chiropractic USA, Inc., is focusing on the development of branded Chiropractic clinics throughout North America by way of acquisitions of existing clinics as well as franchising Chiropractic clinics under its marks and uniform operating systems and practices. The company’s other subsidiary; Banyan Financial Services, Inc. is providing practice finance solutions to the Chiropractic, Medical, Dental and Healthcare communities.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made or to be made by Banyan Corporation) contains statements that are forward-looking, such as statements relating to the future anticipated direction of the high technology industry, plans for future expansion, various business development activities, planned capital expenditures, future funding sources, anticipated sales growth and potential contracts. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future and, accordingly, such results may differ from those expressed in any forward-looking statements made by or on behalf of Banyan Corporation. These risks and uncertainties include, but are not limited to, those relating to development and expansion activities, dependence on existing management, financing activities, domestic and global economic conditions, changes in federal or state tax laws, and market competition factors. For a description of additional risks and uncertainties, please refer to Banyan’s filings with the Securities and Exchange Commission.

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